AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment (the “Amendment”) is made this 5th day of May, 2008 by and between Stacy M. Friederichsen (the “Executive”) and United PanAm Financial Corp. and its subsidiary United Auto Credit Corporation, both of which may be referred to interchangeably hereinafter as the “Company.”

WHEREAS, the Company and Executive have previously entered into an Executive Employment Agreement, executed on July 30, 2007 and made effective January 1, 2007 (the “Employment Agreement”); and

WHEREAS, the parties hereto desire to amend the Employment Agreement to reflect certain changes that have been made to Executive’s title, base salary and bonus potential.

NOW, THEREFORE, the Executive and the Company agree that the Employment Agreement is hereby amended as follows:

1. Paragraph 2.1 of the Employment Agreement is modified as follows:

“Position. Executive is employed on a full-time basis as Chief Operating Officer and Executive Vice President of the Company, shall report directly to the President and CEO, and shall have the duties and responsibilities commensurate with such position as shall be reasonably and in good faith determined from time to time by the Board of Directors (“the Board”).”

2. Exhibit A to the Employment Agreement is modified as follows:

(a) In the second column under “Fiscal 2008,” the described “Base” for Executive shall state: “$335,000” instead of “$236,250.” The “Bonus Target at 100%” line shall be modified to state “a minimum of 10%” instead of “35%” for Executive. The reference to “$82,688” in that same line shall be deleted and replaced with “$33,500.”

(b) In the third column under “Fiscal 2009,” the described “Base” for Executive shall state “$351,750” instead of $248,063.” The “Bonus Target at 100%” line shall be modified to state “a minimum of 10%” instead of “35%” for Executive. The reference to “$86,822” in that same line shall be deleted and replaced with “$35,175.”

3. Employment Agreement. To the extent not expressly amended hereby, the Employment Agreement remains in full force and effect.

4. Entire Agreement. This Amendment, taken together with the Employment Agreement, represents the entire agreement of the parties and shall superseded any and all previous contracts, arrangements or understandings between the parties with respect to the subject matter hereof. This Amendment may be amended at any time by mutual written agreement of the parties hereto.

IN WITNESS WHEREOF, this Amendment has been entered into as of the date first set forth above.

EXECUTIVE

Dated: May 5, 2008	By:	/s/ Stacy M. Friederichsen
Stacy M. Friederichsen 27 Calle Saltamontes San Clemente, CA 92673

UNITED PANAM FINANCIAL CORP.

Dated: May 5, 2008	By:	/s/ Ray C. Thousand
Ray C. Thousand President and CEO
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